Exhibit 10.2

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

ALLIANCE PARTNERS PROGRAM AGREEMENT

This Amendment No. 1 to Amended and Restated Alliance Partners Program Agreement (“Amendment No. 1”), effective February 19, 2014 (“Effective Date”), is entered into by and between Blackhawk Network, Inc., an Arizona corporation (“Blackhawk”), and Safeway Inc., a Delaware corporation (“Safeway”).

WHEREAS, the parties entered into that certain Amended and Restated Alliance Partners Program Agreement effective as of December 30, 2012 (the “Agreement”), and wish to amend the Agreement to extend its initial term.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows intending to be legally bound:

1.	Extension of Term. Section 4 of Exhibit A to the Agreement is hereby amended as follows: The date “December 30, 2017” is deleted and replaced by the date “December 30, 2019.”

2.	General. Except as specifically amended by this Amendment No. 1, all terms and provisions of the Agreement shall remain in full force and effect. Any capitalized terms used without definition in this Amendment No. 1 shall have the meanings ascribed to them in the Agreement.

3.	Counterparts. This Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one, and the same, document.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the Effective Date.

BLACKHAWK NETWORK, INC.

By:	/s/ Jerry Ulrich
Print Name:	Jerry Ulrich
Print Title:	Chief Financial & Administrative Officer

SAFEWAY INC.

By:	/s/ Laura A. Donald
Print Name:	Laura A. Donald
Print Title:	Vice President